2nd AMENDMENT TO
ASSET PURCHASE AGREEMENT

Amendment (“Amendment”) dated June 22, 2006 by and between CYOP Systems International, Inc. (“Purchaser”), a Nevada corporation with a principal address of 1022 Sixth Street, Unit A, Hermosa Beach, CA 90254-4819, FutureBet Systems, Inc., properly known as FB Systems, Inc. (“Seller”), a Nevis corporation with a registered address of PO Box 642, Main Street, Charlestown, Nevis, West Indies and FB Software, Ltd. (“Owner”) a Nevis corporation with a registered address of PO Box 642, Main Street, Charlestown, Nevis, West Indies, to Asset Purchase Agreement (“APA”) by and between Purchaser and Seller dated November 16, 2005.

Whereas, Purchaser and Seller entered into the APA in order for Purchaser to acquire the Software Code of Future Bet Systems, version 2.4 (“Asset”); and

Due to a mistake in the name, Seller does not have the right to sell the Asset, as Seller is neither the owner nor a licensee thereof; and

Whereas, FB Software, Ltd. (“Owner”), pursuant to an Amendment to Asset Purchase Agreement dated May 9, 2006 by and between the Purchase, Seller and Owner, succeeded to all rights and obligations under the APA; and

Notwithstanding, Purchaser desires to complete the purchase of the Asset, on the terms and conditions expressed in the APA, with the following modifications:

1.	Owner states that there is no default by Purchaser as of the current date, in accordance with the terms of the APA and of this Amendment;

2.
The payment of USD $255,000 as indicated in Exhibit B of the APA as being due on March 31, 2006, shall be made on or before August 7, 2006 or upon a declaration of effectiveness from the Securities and Exchange Commission of the Purchaser’s registration statement on Form SB-2 (“Closing Payment”) whichever is earlier;

3.	Purchaser agrees to instruct Cornell Capital Partners, LP to make as a priority the Closing Payment directly to the Owner as the Owner shall indicate in writing;

4.	Owner agrees that Purchaser shall be allowed to immediately release the software associated with the FutureBet System (as defined in the APA) in its current state;

5.	Purchaser agrees to make all suggested graphic changes to such released software within 120 days from the date of this Agreement; and

6.	The APA is in all other respects ratified and confirmed.

Signed on the date first above written. Facsimile signatures shall be enforceable and admissible in evidence as would original ink signatures.

PURCHASER
CYOP Systems International, Inc., by

_________________________
Name:
Title:

OWNER
FB Software, Ltd., by

_________________________
Name:
Title: